Exhibit 99.01
FOR IMMEDIATE RELEASE

Company Contact:	Michael P. Scarpelli
Chief Financial Officer
(510) 580-8730
mscarpelli@lexar.com

Matthew Sherman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449 x165
msherman@joelefrank.com

Jennifer Jarman
The Blueshirt Group
510-443-3400
investor@lexar.com
Lexar Reports First Quarter 2006 Results
FREMONT, California, April 27, 2006 – Lexar Media, Inc. (Nasdaq: LEXR), a world leader in advanced digital media technologies, today reported financial results for the first quarter ended March 31, 2006. Lexar’s GAAP results for the first quarter of 2006 reflect the adoption of SFAS 123(R) regarding the expensing of non-cash share-based compensation. In light of Lexar’s pending merger agreement with Micron Technology, Inc. (NYSE: MU), Lexar will not be holding a conference call to discuss these results.
Lexar recorded total first quarter revenues of $124.7 million as compared to $232.4 million in the same period last year and $239.1 million in the previous quarter. License and royalty revenues increased to $4.0 million for the first quarter as compared to $0.8 million in the same period last year and $9.7 million in the previous quarter. Net loss for the first quarter was $36.8 million, or $0.45 per diluted share, as compared to a net loss of $9.6 million, or $0.12 per diluted share, in the same period last year and a net loss of $23.8 million, or $0.29 per diluted share, in the previous quarter.

Included in the net loss for the three months ended March 31, 2006 is $1.9 million in stock based compensation expense.
Corporate Highlights
Lexar recently:
•	Announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with Micron’s proposed acquisition of Lexar. The transaction is subject to the satisfaction of customary closing conditions, including approval by Lexar stockholders.

•	Filed a formal complaint with the International Trade Commission (ITC) against Toshiba Corporation, Toshiba America, Inc., and Toshiba America Electronic Components, Inc. seeking to halt the infringement of Lexar’s intellectual property rights.

•	Announced a partnership with SecureWave, a worldwide leader in endpoint security software to develop and market an enterprise-class privacy solution for controlling personal storage devices.
About Lexar Media, Inc.
Lexar is a leading marketer and manufacturer of NAND flash memory products including memory cards, USB flash drives, card readers and ATA controller technology for the digital photography, consumer electronics, industrial and communications markets. The company holds over 97 issued or allowed controller and system patents, and licenses its technology to companies including Olympus Corporation, Samsung Electronics Co., Ltd., SanDisk Corporation and Sony Corporation. Lexar sells its memory cards worldwide and through an exclusive agreement, also sells memory cards under the Kodak® brand. Headquartered in Fremont, California, Lexar has operations in countries around the world. More information is available at www.lexar.com
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements include statements related to( projections about our business and financial outlook, including statements regarding our proposed acquisition by Micron, our ITC litigation against Toshiba and a partnership to develop a new product . These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: competitive pricing pressures, our operating results and gross margins are difficult to predict and may fluctuate significantly; our planned acquisition by Micron may not close or the closing may be delayed; our customers or suppliers may not react positively to Micron’s acquisition of us; the ITC litigation against Toshiba may not be successful ; there is no assurance the partnership to develop a new product will result in a successful product; the cost of flash memory is a significant part of our products’ cost structure, and if we are unable to obtain sufficient quantities of flash memory in a timely manner and at competitive prices, we may not be able to manufacture and deliver products to satisfy our customers’ requirements, compete effectively in the market or maintain our targeted gross margins or market share; future average selling prices may continue to erode due to excess industry capacity and extreme price competition which may impact our margins and our ability to maintain our position at our retail accounts; many of our retail customers and distributors have price protection which could require us to make large payments if we reduce prices; if we are unable to manage our inventory levels, our operating results will be negatively impacted; if we are unable to anticipate demand and pricing of our products or effectively manage distributor channels and relationships and changes in market conditions, our operating results will be harmed; our licensing revenues may fluctuate significantly as the payments from our recent agreement with Samsung will be made over a short period of time and we may be unable to secure new license or royalty revenue; increased competition in the digital media market may lead to a decrease in our revenues and market share; if we are unable to achieve or maintain our technology leadership position or to obtain rights to develop and manufacture new form factors on acceptable terms, our gross margins and revenues would likely decline significantly; and we are involved in litigation, and may become involved in additional litigation, the outlook of which is highly uncertain, that could divert management’s time and attention, be time-consuming and expensive to defend and limit our access to important technology. Readers should also refer to the risk factors described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on March 16, 2006. We assume no obligation to update the forward-looking information contained in this news release.
In addition, please refer to the documents that Micron and Lexar file with the Securities and Exchange Commission on Forms S-4, 10-K, 10-Q and 8-K. The filings by each of Micron and Lexar identify and address other important factors that could cause actual results to differ materially from those contained in the forward-looking statements set forth in this press release.
Additional Information About the Merger and Where to Find It
Micron has filed a registration statement on Form S-4 (Registration No. 333-132757) containing a preliminary prospectus/proxy statement and other relevant materials in connection with the proposed acquisition of Lexar by Micron. Investors and security holders are urged to read the registration statement on Form S-4 and the related preliminary proxy statement/prospectus, as well as the definitive proxy statement/prospectus when it becomes available, because they contain, and will contain, important information about Micron, Lexar and the proposed merger. The definitive proxy statement/prospectus will be mailed to Lexar stockholders that hold shares of Lexar common stock as of the record date for the Lexar special meeting related to the proposed merger. The preliminary prospectus/proxy statement, the definitive proxy statement when available, and any other documents filed by Micron or Lexar with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Micron by contacting Micron Investor Relations, Kipp Bedard, (208) 368-4465. Investors and security holders may obtain free copies of the documents filed with the SEC by Lexar by contacting Lexar Chief Financial Officer, Michael Scarpelli, (510) 580-8730.
Micron, Steven Appleton, Micron’s Chairman, Chief Executive Officer and President, and certain of Micron’s other executive officers may be deemed to be participants in the solicitation of proxies of Lexar stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Appleton and certain of Micron’s other executive officers in the solicitation by reading the preliminary prospectus/proxy statement.
Lexar, Eric Stang, Lexar’s Chairman, Chief Executive Officer and President, and Lexar’s other directors and executive officers may be deemed to be participants in the solicitation of proxies of Lexar stockholders in connection with the proposed merger. Such individuals may have interests in the proposed merger, including as a result of holding options or shares of Lexar common stock. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Stang and Lexar’s other directors and executive officers in the solicitation by reading the preliminary prospectus/proxy statement.
Lexar and the Lexar logo are trademarks of Lexar Media, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.

LEXAR MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	March 31,	December 31,
	2006	2005

Current assets:
Cash, cash equivalents and short-term investments	$114,328	$171,318
Restricted cash	5,000	5,000
Accounts receivable, net	51,379	103,396
Inventories	70,788	117,055
Prepaid expenses and other current assets	10,312	9,197

Total current assets	251,807	405,966

Property and equipment, net	10,815	10,823
Intangibles and other assets, net	9,631	2,928

Total assets	$272,253	$419,717

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$38,435	109,604
Accrued liabilities	77,128	73,328
Deferred license revenue and product margin	14,680	25,236
Short-term bank borrowings	—	54,723

Total current liabilities	130,243	262,891

Deferred license revenue, net of current portion	19,000	4,000
Senior convertible notes payable	70,000	70,000

Total liabilities	219,243	336,891

Total stockholders’ equity	53,010	82,826

Total liabilities and stockholders’ equity	$272,253	$419,717

LEXAR MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2006	December 31, 2005	April 1, 2005

Net revenues:
Product revenues	$120,633	$229,316	$231,633
License and royalty revenues	4,041	9,744	809

Total net revenues	124,674	239,060	232,442

Cost of product revenues	125,296	225,362	203,060

Gross margin	(622)	13,698	29,382

Operating expenses:
Research and development	3,744	3,533	3,393
Sales and marketing	15,032	17,543	19,934
General and administrative	13,678	11,705	15,163

Total operating expenses	32,454	32,781	38,490

Loss from operations	(33,076)	(19,083)	(9,108)

Other income (expense):
Interest and other expense	(1,448)	(1,454)	(484)
Interest and other income	997	876	126
Foreign exchange loss, net	(282)	(265)	(102)

Total other expense	(733)	(843)	(460)

Loss before income taxes	(33,809)	(19,926)	(9,568)

Income taxes	3,008	$3,841	18

Net loss	$(36,817)	$(23,767)	$(9,586)

Net loss per common share:
Basic	$(0.45)	$(0.29)	$(0.12)
Diluted	$(0.45)	$(0.29)	$(0.12)

Shares used in computing net loss per common share calculation:
Basic	81,530	80,804	79,519
Diluted	81,530	80,804	79,519